SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 11, 2007

LION, Inc.
(Exact name of registrant as specified in its charter)

Washington	0-25159	91-2094375
(State or other jurisdiction of incorporation)	(Commission file number)	(IRS employer identification number)

2801 Hollycroft St., Gig Harbor, WA	98335
(Address of principal executive offices)	(Zip code)

Registrant’s telephone, including area code (206) 577-1440

N/A
(Former name or former address, if changed since last report)

  Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement

On October 11, 2007, LION, Inc., a Washington corporation (“LION”) and its wholly-owned subsidiary, Tuttle Risk Management Services, LLC, a Washington limited liability company (“TRMS”) and, with LION, the “Company”), entered into an Asset Purchase Agreement (the “Agreement”) with Compass Analytics, LLC, a California limited liability company (“Compass”).  Under the Agreement, Compass will acquire the assets of the Company’s capital markets product group, including LION’s “Pipeline Tools” software and related intellectual property (the “TRMS Business”).

Under the Agreement, Compass will pay the Company between $1,200,000 and $1,325,000 at closing, based on the value at closing of client revenues associated with the TRMS Business.  In addition, the Agreement contemplates a contingent payment to the Company of up to $500,000 based on the value of client revenues associated with the TRMS Business six months after the closing date.  The calculation of the value of client revenues will be based on a risk-sharing formula that discounts client revenues from month-to-month clients, late paying clients, clients that are encountering liquidity issues, and clients that have given termination notices to the Company.

The Company has made customary representations and warranties and agreed to customary covenants in the Agreement, including covenants relating to conduct of the TRMS Business between the date of the Agreement and the closing of the transaction, restrictions on solicitation of proposals with respect to alternative transactions, governmental filings and approvals, and other matters.

LION has agreed to provide transition services to Compass to facilitate an orderly transition of TRMS clients to Compass after the closing, and also has agreed for a period of three years after closing not to compete with Compass in the business of outsourced risk management and trade execution, or to develop and license software that provides mortgage pipeline risk management solutions for mortgage companies and savings and loan associations that seek to originate and then sell loans into the secondary mortgage market.

The completion of the asset sale is subject to satisfaction of customary closing conditions.

LION’s board of directors unanimously approved the transaction, and no shareholder approval is required.

The foregoing description of the Agreement is not complete and is qualified in its entirety by reference to the Agreement, which is attached hereto as Exhibit 2.1 and is incorporated herein by reference. The Agreement has been attached to provide investors with information regarding its terms. It is not intended to provide any other factual information about the Company or Compass. In particular, the assertions embodied in the Company’s representations and warranties contained in the Agreement are qualified by information in the disclosure schedule provided by the Company to Compass in connection with the signing of the Agreement. This disclosure schedule contains information that modifies, qualifies, and creates exceptions to the representations and warranties set forth in the Agreement. Moreover, certain representations and warranties in the Agreement were used for the purpose of allocating risk between the Company and Compass rather than establishing matters as facts. Accordingly, you should not rely on the representations and warranties in the Agreement as characterizations of the actual state of facts about the Company or Compass.

Item 8.01	Other Events

On October 12, 2007, LION issued a press release relating to the Agreement. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits

(c)	Exhibits.

Exhibit No.	Description

2.1	Asset Purchase Agreement, dated as of October 11, 2007, by and among LION, Inc., Tuttle Risk Management Services, LLC, and Compass Analytics, LLC

99.1	Press release, dated October 12, 2007

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LION, Inc.
(Registrant)

Date: October 12, 2007
	By:	/s/ David Stedman
David Stedman
Interim Chief Executive Officer

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